                                                                   EXHIBIT 23.1


                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8) of Vista Medical Technologies, Inc. of our report dated January 31, 2000, with respect to the consolidated financial statements of Vista Medical Technologies, Inc. included in its Annual report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

Our audits also included the financial statement schedule of Vista Medical Technologies, Inc. listed in Item 14(a). This schedule is the responsibility of Vista Medical Technologies, Inc.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statements schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                                    /s/ Ernst & Young LLP
                                                    ERNST & YOUNG LLP

San Diego, California
March 27, 2000